Exhibit 10.1

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

SECURITIES PURCHASE AGREEMENT

by and between

BAKKT, INC.

and

THE PURCHASER AS SET FORTH HEREIN

February 27, 2026

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 27, 2026, by and between Bakkt, Inc., a Delaware corporation (the “Company”) and the purchaser identified on the signature page hereto (including its successor and assigns, the “Purchaser”).

RECITALS.

WHEREAS, the Purchaser wishes to acquire, and the Company wishes to sell and deliver to the Purchaser, shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and/or Pre-Funded Warrants (as defined below), on the terms and subject to the conditions contained in this Agreement, pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, capitalized terms used in these Recitals that are not set out above are defined in Article 1 below.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning set forth in the preamble.

“BSA/PATRIOT Act” shall have the meaning set forth in Section 4.6.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close.

“Class A Common Stock” shall have the meaning set forth in the recitals.

“Closing” shall have the meaning set forth in Section 2.1.

“Closing Date” shall have the meaning set forth in Section 2.1.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of share capital, capital stock or other equity securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.3.

“Environmental Laws” shall have the meaning set forth in Section 3.25.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall have the meaning set forth in Section 3.7.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or its Subsidiaries’ ability to perform on a timely basis its obligations under any Transaction Document.

“Money Laundering Laws” shall have the meaning set forth in Section 3.37.

“NYSE” shall mean The New York Stock Exchange (or any successors to the foregoing).

“OFAC” shall have the meaning set forth in Section 3.5.

“Per Share Price” shall mean a purchase price per share of Class A Common Stock of $8.75.

“Pre-Funded Warrant Price” shall mean a purchase price per Pre-Funded Warrant of $8.7499, in the form of Exhibit A attached hereto.

“Person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “Person” as contemplated by Section 13(d) of the Exchange Act.

“Placement Agent” shall mean Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC and its affiliates as placement agent in connection with the purchase of Class A Common Stock and/or Pre-Funded Warrants pursuant to this Agreement. Unless the context otherwise requires, references to the Placement Agent shall be deemed to include the Placement Agent’s affiliates together with its and its affiliates’ respective officers, control persons, officers, directors, members, partners, agents, employees, representatives, legal advisers and assigns.

“Placement Agent Agreement” means that certain Placement Agent Agreement, dated as of the date hereof, between the Company and the Placement Agent.

“Proceeding” means an action, claim, suit, investigation or proceeding (including an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser” shall have the meaning set forth in the preamble.

“Registration Statement” means the effective registration statement with Commission file No. 333-288361 which registers the sale of the Securities to the Purchaser.

“Representatives” shall mean, with respect to any Person, such Person’s Affiliates and such Person’s and each such Affiliate’s respective directors, officers, employees, managers, trustees, principals, shareholders, members, general or limited partners, agents and other representatives.

“Sanctioned Person” shall have the meaning set forth in Section 4.6.

“Securities” means the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares.

“Securities Act” shall have the meaning set forth in the recitals.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Tax” or “Taxes” shall mean any and all taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) imposed by any governmental authority, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and any ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs or duties.

“Transaction Documents” means this Agreement, the Pre-Funded Warrants, the Lock-Up Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements, executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 28 Liberty Street 5th Floor, New York, New York 10005, and any successor transfer agent of the Company.

“U.S.” shall mean the United States of America.

2. Purchase of Class A Common Stock and Pre-Funded Warrants.

2.1 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., New York time on Monday, March 2, 2026 or at such other time and location reasonably acceptable to the Company and the Purchaser (the “Closing Date”). At Closing, the Company shall deliver to the Purchaser the number of Shares and Pre-Funded Warrants set forth on the signature page hereto executed by the Purchaser, and the Company and the Purchaser shall deliver the other items set forth in Sections 2.2 and 2.3 at the Closing. The settlement of the Shares shall occur via the Depository Trust Company (“DTC”) Deposit or Withdrawal at Custodian (“DWAC”). Specifically, on the

Closing Date, the Company shall issue (i) the Shares registered in the Purchaser’s name and address and released by the Transfer Agent, directly to the account of the Purchaser as detailed in the signature page hereto and (ii) a Pre-Funded Warrant to the Purchaser to evidence the applicable number of Pre-Funded Warrants purchased by the Purchaser pursuant to the terms of this Agreement. Upon receipt of such Shares and Pre-Funded Warrants, the Purchaser shall promptly deliver payment therefor by wire transfer to the Company.

2.2 Company Deliverables. Subject to the terms and conditions hereof, on or prior to the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser and (solely with respect to (a) and (f) below) the Placement Agent:

(a) this Agreement duly executed by the Company;

(b) a certificate (i) evidencing that the Company has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date and (ii) certifying that the conditions set forth in Section 6.2(b) hereof have been satisfied;

(c) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via DWAC system the Shares and, at the Purchaser election, registered in the name of the Purchaser; and

(d) Subject Pre-Funded Warrants registered in the name of the Purchaser;

(e) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer of the Company;

(f) duly executed Lock-Up Agreements, in the form of Exhibit B attached hereto from each of the persons listed on Schedule A; and

(g) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

2.3 Purchaser Deliverables. Subject to the terms and conditions hereof, on or prior to the Closing, the Purchaser shall deliver, or cause to be delivered, (i) this Agreement duly executed by the Purchaser and (ii) payment to the Company of the amount set forth opposite the Purchaser’s name on the signature page hereto by wire transfer of immediately available funds to an account designated by the Company in accordance with the wire instructions provided in writing by the Company to the Purchaser prior to the Closing Date.

3. Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with the Placement Agent that as of the date of this Agreement, unless such representation, warranty or agreement specifies a different date or time.

3.1 Organization and Qualification. The Company and each of its subsidiaries (as defined in Rule 405 of the Securities Act) (each, a “Subsidiary,” collectively, the “Subsidiaries”), have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization, in each case, to the extent the concept of good standing is applicable in such jurisdiction, except with respect to the Company’s subsidiaries where the failure to be in good standing would not have a Material Adverse Effect (as defined below). The Company and each of its subsidiaries are duly qualified to do business and (to the extent applicable) are in good standing as foreign corporations or other legal entities in each jurisdiction in which such qualification is required and have all corporate or similar power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such corporate or similar power or authority would not (a) have, individually or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (b) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Registration Statement or the Prospectus (any such effect as described in clauses (a) or (b), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to its most recently filed annual report on Form 10-K.

3.2 Subsidiaries. All the outstanding shares of capital stock (if any) or other equity securities of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and (where applicable) nonassessable and, except to the extent set forth in the Registration Statement or the Prospectus, are owned by the Company directly or indirectly through one or more wholly owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

3.3 Authorization; Enforcement. This Agreement has been duly authorized, executed and delivered by the Company. The Shares to be issued and sold by the Company to the Purchaser hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, (i) will be duly and validly issued, fully paid and non-assessable, (ii) will be free and clear of any pledge, lien, encumbrance, security interest or other claim, and (iii) will conform, in all material respects, to the descriptions thereof in the Registration Statement. The issuance of the Securities is not subject to any preemptive or similar rights. The Pre-Funded Warrants have been duly authorized and, when executed and delivered by the Company in accordance with this Agreement, will be valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The maximum number of Warrant Shares to be issued by the Company upon exercise of the Pre-Funded Warrants in accordance therewith have been duly authorized and have been or will be reserved for issuance upon exercise of the Pre-Funded Warrants in a number sufficient to meet the current exercise requirements. The Pre-Funded Warrant Shares, when issued and delivered upon exercise of the Pre-Funded Warrants in accordance therewith, will be validly issued, fully paid and non-assessable, and the issuance of the Warrant Shares is not subject to any preemptive or similar rights not otherwise validly waived or satisfied.

3.4 No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Securities by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (a) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (b) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or (c) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets except, in the case of clauses (a), (b) (with respect to the Company’s Subsidiaries that are not “significant subsidiaries”, as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act (“Significant Subsidiaries”)) and (c) above, for any such conflict, breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.5 OFAC. Neither the Company nor any of its Subsidiaries, directors, officers, or employees, nor, to the Company’s Knowledge, any authorized agent, affiliate or other person authorized to act on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Placement Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (b) to fund or facilitate any activities of or business in any Sanctioned Country or (c) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

3.6 Stock Transfer Taxes. At Closing, all material stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the issuance and sale of the Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with by the Company in all material respects.

3.7 IT Systems. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, operation, redundancy and security of all IT Systems and data (including personal data) used in connection with their businesses, and to the Company’s Knowledge there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority with competent jurisdiction and internal policies relating to the privacy and security of IT Systems and to the protection of such IT Systems from unauthorized use, access, misappropriation or modification.

3.8 Export and Import Laws. Each of the Company and the subsidiaries, and, to the Company’s Knowledge, each of their affiliates and any director, officer, authorized agent or employee of, or other person authorized to act on behalf of, the Company has acted at all times in compliance in all material respects with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of the Subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

3.9 Money Transmitter Laws. The Company and its Subsidiaries, as applicable, are duly registered to the extent required with all applicable state, federal and other governmental authorities with competent jurisdiction under applicable Money Transmitter Laws and Virtual Currency Business Laws in the United States and any other applicable non-U.S. jurisdictions relating to licensing or registration for their activities, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The operations of the Company and its Subsidiaries have been conducted in material compliance with all requirements under applicable Money Transmitter Laws and Virtual Currency Business Laws, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, the Company and its subsidiaries are not subject to any enforcement actions, regulatory inquiries and investigations, threatened, ongoing, or settled enforcement, cautionary or other disciplinary matters, complaints or correspondence discussing actual or potential liabilities, requests for information, citations or notices of violation, and any significant proceedings before any governmental authority regarding its money transmitter or virtual currency business, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, (1) “Money Transmitter Laws” means all legal or regulatory requirements relating to the licensing or registration of a person that provides services relating to the acceptance of currency, funds, or other value that substitutes for currency from one person and the transmission of currency, funds, or other value that substitutes for currency to another location or person by any means, including through a financial agency or institution, a Federal Reserve Bank or other facility of one or more Federal Reserve Banks, the Board of Governors of the Federal Reserve System, or both, an electronic funds transfer network or an informal value transfer system, or any other person engaged in the transfer of funds and (2) “Virtual Currency Business Laws” means all legal or regulatory requirements that may be enforced by any governmental authority for activities involving virtual currency, including, but not limited to, (i) receiving virtual currency for transmission or transmitting virtual currency, (ii) storing, holding, or maintaining custody or control of virtual currency on behalf of others, (iii) buying and selling virtual currency, (iv) performing exchange services or (v) controlling, administering or issuing a virtual currency.

3.11 No Acquisitions or Dispositions. Except as are described in the Registration Statement and the Prospectus, there are no contracts, letters of intent, term sheets, agreement, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of material interests in real or personal property.

3.12 Filings, Consents and Approvals. Assuming after Closing no holder of Class A Common Stock or holder of Pre-Funded Warrants (or any of such holder’s affiliates or any other person who would be a beneficial owner of Class A Common Stock beneficially owned by the holder for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” as defined thereunder of which the holder is a member) would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Class A Common Stock and except for the registration of the Securities under the Securities Act and applicable state securities laws, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and NYSE in connection with the purchase and distribution of the Securities by the Purchaser and the listing of the Class A Common Stock and the Pre-Funded Warrant Shares on NYSE, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Class A Common Stock, the Pre-Funded Warrant Shares or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.

3.14 Capitalization. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Prospectus and the Prospectus Supplement as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise, conversion or settlement of securities that are outstanding on the date hereof exercisable for, convertible into, or settled for Common Stock) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement, the Prospectus and the Prospectus Supplement. The description of the securities of the Company in the Registration Statement, the Prospectus and the Prospectus Supplement is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

3.15 Financial Statements. The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (in effect as of the applicable date or period of time, “GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Registration

Statement and the Prospectus. The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included or incorporated by reference in the Registration Statement or the Prospectus. All information contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

3.16 No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state Governmental Authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of a material fact made in the Registration Statement or the Prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.17 No Misstatement or Material Omission. The Placement Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agent’s reasonable opinion is material, or omits to state a fact that in the Placement Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

3.18 Material Changes. Except as contemplated in the Prospectus, if any, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) (a “Rating Organization”) or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of the Placement Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Securities on the terms and in the manner contemplated in the Prospectus Supplement.

3.19 No Litigation. There are no legal or governmental proceedings pending or to the Company’s Knowledge, threatened, to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

3.20 Labor Disputes. There is (a) no significant unfair labor practice complaint pending against the Company, or any of its Subsidiaries, nor to the Company’s Knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries, or, to the Company’s Knowledge, threatened against it or them and (b) no labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the Company’s Knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, in each of the cases contemplated by clauses (a) or (b) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.21 Licenses or Permits. The Company and each of its Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus, including but not limited to their BitLicense issued by the New York Department of Financial Services (“NYDFS”), licensure as a money transmitter, and registration with the U.S. Department of the Treasury as a “money services business” under 31 C.F.R. § 1022.380 (collectively, the “Governmental Permits”), except where any failures to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all such Governmental Permits, except where any failures to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written notification of any revocation, modification, suspension, termination or invalidation of any such Governmental Permit.

3.22 Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

3.23 Title to Real and Personal Property. The Company and the Subsidiaries have sufficient title in and (in the case of real property) to, or have valid and sufficient rights to lease or otherwise use, all items of real or personal property described in the Registration Statement or Prospectus as being owned by them that are material to the businesses of the Company or the Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.24 Intellectual Property. The Company and its Subsidiaries own or possess the valid right to use all (a) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (b) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Registration Statement and the Prospectus. The Company and its Subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to the Company’s Knowledge still pending, by any other person to the rights of the Company and its Subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its Subsidiaries. To the Company’s Knowledge, the Company and its Subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the Registration Statement and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any intellectual property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any intellectual property license. To the Company’s Knowledge, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.

3.25 Environmental Laws. The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”) other than any lack of compliance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s Knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any Environmental Laws; and to the Company’s Knowledge there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances in violation of Environmental Laws.

3.26 Insurance. The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably believe are adequate for the conduct of their respective businesses and the value of their respective properties. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

3.27 Sarbanes-Oxley; Internal Accounting Controls. The Company and its Subsidiaries maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (e) interactive data in eXtensible Business Reporting Language included in the Registration Statement and the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective at the reasonable assurance level. Except as described in the Registration Statement, Prospectus and Prospectus Supplement, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its Subsidiaries maintain disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules and Regulations) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company and its subsidiaries have conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

3.28 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, except for fees payable to the Placement Agent. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.29 Investment Company Act. Neither the Company nor any of its Subsidiaries is or, after giving effect to the offer and sale of the Securities and the application of the Registration Statement, Prospectus and Prospectus Supplement, will be required to register as an “investment company,” as such term is defined in the Investment Company Act.

3.30 Listing and Maintenance Requirements. The Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class A Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

3.32 No Termination Event. There shall not have occurred any event that would permit the Purchaser to terminate this Agreement pursuant to Section 7.

3.34 No Improper Practices. (i) Neither the Company, the Subsidiaries nor, to the Company’s Knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s Knowledge, the Subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s Knowledge, the Subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or the Subsidiaries or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company or, to the Company’s Knowledge, the Subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or the Subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; and (v) the Company has not offered, or caused any Placement Agent to offer, Class A Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or the Subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiaries or any of their respective products or services, and, (vi) neither the Company nor the Subsidiaries nor, to the Company’s Knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

3.35 Status Under the Securities Act. At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Securities Act.

3.37 Operations. The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body with competent jurisdiction or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

3.38 ERISA. To the knowledge of the Company, (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) and (iii) above, as would not have a Material Adverse Effect.

3.39 Registration Statement, Prospectus and Prospectus Supplement. The Registration Statement in respect of the Securities has been filed with the Commission; the Registration Statement was declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been, to the Company’s knowledge, initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and the Prospectus Supplement, and any amendment or supplement thereto, and as of the Closing Date, the Prospectus and the Prospectus Supplement will comply in all material respects with the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

3.40 Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Prospectus Supplement, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.41 Acknowledgment Regarding Purchaser’s Purchase of the Securities. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4, the Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby and that no Purchaser is, immediately prior to the consummation of the transactions contemplated by the Transaction Documents (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Company’s Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).

3.42 Settlement. The Shares are eligible for clearing through DTC, through its DWAC system, and the Company is eligible and participating in the Direct Registration System (“DRS”) of DTC with respect to the Shares. The Company’s Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

3.43 No Implied Representations. Except for the representations and warranties contained in this Article 3, the Company has not made any express or implied representation or warranty, and the Company hereby disclaims any such representation or warranty with respect to, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company and the Placement Agent as of the date hereof and the Closing Date:

4.1 Organization or Incorporation; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of each respective Purchaser. The Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

4.2 Own Account. The is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling the Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

4.3 Purchaser Status. The Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.

4.4 Experience of the Purchaser. The Purchaser, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.5 Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto), the Registration Statement, the Prospectus and the Prospectus Supplement and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser also acknowledges that it will, based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own investment decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Transaction Documents.

4.6 Not Sanctioned. The Purchaser is not, and the Purchaser is not owned or controlled by or acting on behalf of, a Sanctioned Person. The Purchaser is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. The Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Purchaser maintains policies and procedures reasonably designed to comply with its obligations under the BSA/PATRIOT Act. The Purchaser also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by the Purchaser and used to purchase the Securities are derived from lawful activities. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions- related list of designated or blocked or restricted persons; (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized or incorporated under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time; or (iii) owned or controlled by or acting on behalf of any of the foregoing.

4.7 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly, executed any purchases or sales of the securities of the Company during the period commencing as of the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to the Purchaser’s Representatives, including its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.8 No Implied Representations. Except for the representations and warranties contained in this Article 4, the Purchaser makes no express or implied representation or warranty, and the Purchaser hereby disclaims any such representation or warranty with respect to, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

The Company acknowledges and agrees that the representations contained in this Article 4 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

5. Covenants.

5.1 Confidentiality. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to a Current Report on Form 8-K, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information provided in connection therewith; provided, however, that any disclosure may be made by the Purchaser to the Purchaser’s Representatives or agents, including, but not limited to, the Purchaser’s legal, tax and investment advisors.

5.2 NYSE Matters. Prior to the Closing Date, the Company shall comply in all material respects with all listing, reporting, filing, and other obligations under the rules of the NYSE.

5.3 Securities Act Compliance. The Purchaser shall not transfer, sell, offer for sale, pledge or hypothecate the Securities in violation of applicable securities laws.

5.4 Indemnification. Subject to the provisions of this Section 5.4, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees, agents and Affiliates (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls each Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and reasonable and documented expenses, including all judgments, amounts paid in settlements, court costs and reasonable and documented out-of-pocket attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity (including a Purchaser Party’s status as an investor), or any of them or their respective Affiliates, by the Company or any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by a Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and, except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel to the applicable Purchaser Party, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 5.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided, however, that if it is subsequently determined by a final, non-appealable judgment of a court of competent jurisdiction that each Purchaser was not entitled to receive such payments, each Purchaser shall promptly (but in no event later than five (5) Business Days) return such payments to the Company. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

5.5 Company Lock-Up. During the period commencing on and including the date hereof and ending on and including the (45th) day following the date of this Agreement (the “Lock-Up Period”) the Company will not, without the prior written consent of the Purchaser (which consent may be withheld at the sole discretion of the Purchaser), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or submit or file any registration statement under the Securities Act in respect of, any shares of Class A Common Stock, options, rights or warrants to acquire Class A Common Stock or securities exchangeable or exercisable for or convertible into shares of Class A Common Stock (collectively, “Covered Securities”) (other than is contemplated by this Agreement with respect to the Securities) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (a) issue Covered Securities pursuant to any director or employee stock option or incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and disclosed in the Company’s filings with the Commission; (b) issue shares of Class A Common Stock pursuant to the conversion, exercise or exchange of any other Covered Securities, which Covered Securities are outstanding on the date hereof and disclosed in the Company’s filings with the Commission; (c) file a registration statement on Form S-8 or any successor form thereto; (d) issue Covered Securities, or enter into an agreement to issue Covered Securities, in connection with any merger, joint venture, strategic alliance, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity; provided, however, that the Covered Securities (or the aggregate number of Class A Common Stock issuable pursuant to such Covered Securities) that the Company may issue or agree to issue pursuant to this clause (d) shall not exceed 5% of the total outstanding share capital and voting power of the Company immediately following the issuance of such Covered Securities (or full exercise or conversion thereof, as applicable); and provided further that the recipients thereof execute and deliver to the Placement Agent a Lock-up Agreement; and (e) upon exercise of any options disclosed in the Company’s filings with the Commission. The Company will direct its transfer agent to place stop transfer restrictions upon any securities of the Company that are bound by any Lock-Up Agreement. If any persons shall become directors or executive officers of the Company prior to the end of the Lock-Up Period, the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Placement Agent a Lock-Up Agreement.

5.6 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the date following the date hereof, issue a press release or Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including a form of this Agreement as an exhibit thereto, with the Commission within four (4) business days following the Closing Date. From and after the issuance of such press release, the Company represents to Purchaser that it shall have publicly disclosed all material, non-public information delivered to Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and Purchaser or any of its Affiliates on the other hand, shall terminate.

5.10 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 5.9, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to Purchaser without Purchaser’s consent, the Company hereby covenants and agrees that Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that Purchaser shall remain subject to applicable law.

6. Conditions Precedent.

6.1 Conditions to the Obligation of the Purchaser to Consummate the Closing. The obligation of the Purchaser to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, or due waiver in writing by the Purchaser, of the following conditions precedent:

(a) the Company shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(b) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Sections 3.1, 3.2, 3.5 and those representations and warranties that are qualified as to materiality or a Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date (except in the case of representations and warranties that are made as of a specified date, which shall be true and correct in all respects as of such specified date);

(c) the Company shall have submitted a Supplemental Listing Application to the NYSE for the listing of the Shares and the Pre-Funded Warrant Shares;

(d) the Company shall have delivered, or caused to be delivered, to the Purchaser at or prior to the Closing, as applicable, the Company’s closing deliverables described in Section 2.2 hereof;

(e) since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect;

(f) no stop order or suspension of trading shall have been imposed by NYSE, the Commission or any other governmental or regulatory body with respect to public trading in the Class A Common Stock. The Class A Common Stock shall be listed on NYSE and shall not have been suspended, as of the Closing Date, by the Commission or the NYSE from trading thereon nor shall suspension by the Commission or NYSE have been threatened, as of the Closing Date, in writing by the Commission or NYSE; and

(g) the conditions set forth in Section 9 of the Placement Agent Agreement shall have been satisfied.

6.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions contemplated hereby and sell and deliver the Securities to the Purchaser at the Closing, is subject to the satisfaction, or due waiver in writing by the Company, of the following conditions precedent:

(a) the Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(b) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Section 4.1, which shall be true and correct in all respects) as of the Closing Date (except in the case of representations and warranties that are made as of a specified date, which shall be true and correct in all respects as of such specified date); and

(c) the Purchaser shall have delivered, or caused to be delivered, to the Company at or prior to the Closing, as applicable, the Purchaser’s closing deliverables described in Section 2.3 hereof.

7. Termination.

7.1 Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated:

(a) at any time before the Closing by mutual written consent of the Company and the Purchaser;

(b) if, on the Closing Date, any of the conditions of Closing set forth in Article 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated; or

(c) at any time after the date that is five (5) Business Days after the date of this Agreement by either the Company, on the one hand, or the Purchaser, on the other hand, if the Closing shall not have occurred on or before such date, provided, however, that the right to terminate this Agreement pursuant to the preceding sub-paragraphs (b) or (c) of this Section 7.1 shall not be available to a party if the inability to satisfy any of the conditions to Closing was due primarily to the failure of such party to perform any of its obligations under this Agreement.

7.2 Effect of Termination. In the event of any termination pursuant to Section 7.1, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchaser, or their respective Affiliates or Representatives, with respect to this Agreement, except (a) for the terms of this Section 7.2, Section 5.1 and Section 8, which shall survive the termination of this Agreement, and (b) that nothing in this Section 7.2 shall relieve any party hereto from liability or damages incurred or suffered by any other party resulting from any intentional (x) breach of any representation or warranty of such first party or (y) failure of such first party to perform a covenant hereof.

8. Miscellaneous Provisions.

8.1 Survival. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the execution and delivery of this Agreement and the Closing. The covenants made in this Agreement shall survive the Closing indefinitely until fully performed in accordance with their terms and remain operative and in full force and effect in accordance with their terms regardless of acceptance of any of the Securities and payment therefor and repayment, conversion or repurchase thereof. The Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.2 Interpretation. The term “or” when used in this Agreement is not exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. Except as otherwise specified herein, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto). The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.3 Notices. All notices, requests, Consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (unless there is evidence that it was delivered earlier): (a) when delivered, if delivered personally; (b) five (5) Business Days after being sent via a reputable international courier service; or (c) at the time of sending if sent by e-mail, provided that receipt shall not occur if the sender receives an automated message that the e-mail has not been delivered to the recipient, in each case to the intended recipient as set forth below.

If to the Company:

Bakkt, Inc.

One Liberty Plaza, One Liberty Str. Ste. 305-306

New York, NY 10006

Attn: Marc D’Annunzio, General Counsel and Secretary

Email: [***]

With a copy (which will not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: Jared Fishman, Matt Goodman, Mario Schollmeyer

Email: [***]

If to the Purchaser:

to the address set forth on the signature page hereto.

8.4 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.5 Governing Law; Jurisdiction; Waiver of Jury.

(a) This Agreement and all matters relating hereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(b) The Company and the Purchaser hereby irrevocably and unconditionally:

(i) submits for itself and its property in any Action or Proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of New York in the State of New York;

(ii) consents that any such Action or Proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such Action or Proceeding in any such court or that such Action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such Action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, Action or Proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT.

8.6 Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to a party upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. Any agreement on the part of a party or parties hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

8.7 Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that irreparable damages for which money damages, even if available, may not be an adequate remedy, may occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties may be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or other equitable relief.

8.8 Assignment. The Purchaser may not assign its rights or obligations under this Agreement without the prior written consent of the Company, other than to the following Persons, to whom the Purchaser may, after Closing, assign its rights and/or transfer its obligations under this Agreement without the prior written consent of the Company: any Affiliate or any other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Purchaser. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns. Any purported assignment other than in compliance with the terms hereof shall be void ab initio. Any assignment and/or transfer of rights by the Purchaser under this Agreement following Closing to any Affiliate of the Purchaser shall enable such Affiliate to exercise such rights (including in respect of representations and warranties) as if such Affiliate were party to this Agreement as of the date hereof and acquired the Securities directly from the Company at Closing.

8.9 Reliance by and Exculpation of Placement Agent.

(a) Purchaser agrees for the express benefit of the Placement Agent and its affiliates and representatives that (i) the Placement Agent and its affiliates and representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Securities, and the Purchaser will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (ii) Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (iii) Purchaser will be purchasing the Securities based on the results of its own due diligence investigation of the Company and the Placement Agent and each of its respective directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) Purchaser has negotiated the offer and sale of the Securities directly with the Company, and the Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Purchaser further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 8.9 shall survive any termination of this Agreement.

(b) Neither the Placement Agent nor any of its affiliates or representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Documents or in connection with any of the transactions contemplated therein; or (iii) shall be liable (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Documents or (B) for anything which any of them may do or refrain from doing in connection with the Transaction Documents, except in each case for such party’s own gross negligence or willful misconduct.

8.10 No Third-Party Beneficiaries. Except as expressly described herein with respect to the Placement Agent, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto. The Placement Agent is an intended third-party beneficiary of the Company deliverables in Section 2.2 and the representations and warranties in Articles 3 and 4, Sections 8.9 and 8.12, and this Section 8.10. Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto and the Placement Agent. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto and the Placement Agent may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

8.11 Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute a single instrument.

8.12 Nature of Relationship. The Purchaser acknowledges and agrees that its relationship under this Agreement is purely contractual. Therefore, (i) this Agreement does not create a fiduciary relationship of any kind (partnership, agency, trust, employment or otherwise), nor (save as expressly provided herein) restrict or limit the activities of the parties in any way, (ii) no party is a representative or agent of any other party for any purpose whatsoever, and (iii) no party shall have any right, power or authority to make or enter into any commitments for or on behalf of any other party. Purchaser understands and acknowledges that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities, and Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its investment decision hereunder.

8.13 Entire Agreement; Amendments. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits hereto, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.

8.14 No Personal Liability of Directors, Officers, Owners, Etc. No director, officer, employee, incorporator, equity holder, managing member, member, general partner, limited partner, principal or other agent of the Purchaser or the Company shall have any liability for any obligations of the Purchaser or the Company, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of the Purchaser or the Company, as applicable, under this Agreement. Each party hereby waives and releases all such liability. This waiver and release are a material inducement to each party’s entry into this Agreement.

8.15 Mutual Drafting. This Agreement is the joint product of the Purchaser and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly appointed officers as of the date first above written.

COMPANY:

BAKKT, INC.

By: /s/ Marc D’Annunzio

Name: Marc D’Annunzio

Title: General Counsel and Secretary

PURCHASER:

ALYESKA MASTER FUND, L.P.

By: /s/ Jason A. Bragg

Name: Jason A. Bragg

Title: CFO, Alyeska Investment Group, L.P.

Subscription Amount: $48,125,000

Subscribed Shares: 3,024,799

Subscribed Pre-Funded Warrants: 2,475,201

Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Alyeska Master Fund, L.P.

c/o Maples Corporate Services Limited

P.O. Box 309

Ugland House

South Church Street

George Town, Grand Cayman, KY1-1104

Cayman Islands, British West Indies

ATTN: [●]

Address for Delivery of Pre-Funded Warrants to Purchaser (if not same as address for notice):

DTC Participant Information:

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Email:

FFC Account #:

Account # at Bank/Broker:

Schedule A

Lock-up Parties

[***]

Exhibit A

Form of Pre-Funded Warrant

Exhibit B

Form of Lock-Up